
                                                                    Exhibit 10.2

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                             NOTE PURCHASE AGREEMENT

                                      Among

                            American Seafoods, L.P.,
                         American Seafoods Corporation,
            The Subsidiary Guarantors from Time to Time Party Hereto

                                       And

                        American Seafoods Holdings, L.P.


                        Dated as of [____________], 2004

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

                                Table of Contents
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Article I    Authorization ................................................    1
             1.1   The Notes ..............................................    1
             1.2   Additional Notes .......................................    1

Article II   Purchase and Sale ............................................    2
             2.1   Purchase and Sale of the Notes .........................    2

Article III  Closing ......................................................    2
             3.1   Closing ................................................    2

Article IV   Closing Conditions ...........................................    3
             4.1   Note Purchase Agreement; Subordinated Note Documents ...    3
             4.2   Representations and Warranties .........................    3
             4.3   Performance; No Default ................................    3
             4.4   Purchase Permitted By Applicable Law, etc ..............    3

Article V    Representations and Warranties ...............................    3
             5.1   No Conflict ............................................    3
             5.2   Organization, Powers, Capitalization and Good Standing .    4
             5.3   Solvency ...............................................    4
             5.4   Use of Proceeds; Margin Regulations ....................    4
             5.5   Investment Company Act; Public Utility Holding Company
                   Act ....................................................    4

Article VI   [Reserved] ...................................................    4

Article VII  Terms of Notes ...............................................    5
             7.1   Interest ...............................................    5
             7.2   Redemption; Repurchase .................................    5
             7.3   Payments ...............................................    6
             7.4   Transfer and Exchange of Notes .........................    6
             7.5   Replacement of Notes ...................................    7

Article VIII Covenants ....................................................    8
             8.1   Payment of Notes; Interest Deferral ....................    8
             8.2   Reports and Other Information ..........................    9
             8.3   Limitations on Incurrence of Indebtedness and Issuance
                   of Disqualified Stock and Preferred Stock ..............    9
             8.4   Limitation on Restricted Payments ......................   14
             8.5   Dividend and Other Payment Restrictions Affecting
                   Subsidiaries ...........................................   18
             8.6   Asset Sales ............................................   20
             8.7   Transactions with Affiliates ...........................   20

                                       i

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                               Table of Contents
                                  (continued)

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             8.8   Liens ..................................................   22
             8.9   [Intentionally left blank] .............................   22
             8.10  Further Instruments and Acts ...........................   22
             8.11  Future Guarantors ......................................   23
             8.12  Limitation on Layering .................................   23
             8.13  Subsequent Issuance ....................................   23
             8.14  Merger, Consolidation or Sale of All or
                   Substantially All Assets ...............................   23

Article IX   Events of Default ............................................   25
             9.1   Events of Default ......................................   25

Article X    Acceleration; Remedies on Default ............................   28
             10.1  Acceleration ...........................................   28
             10.2  Other Remedies .........................................   29
             10.3  Waiver of Past Defaults ................................   29
             10.4  Rights of Purchasers to Receive Payment ................   30
             10.5  Undertaking for Costs ..................................   30
             10.6  Waiver of Stay or Extension Law ........................   30

Article XI   Guarantee ....................................................   30
             11.1  Note Guarantee .........................................   30
             11.2  Limitation on Liability ................................   33
             11.3  Reduction of Guaranteed Obligations ....................   33
             11.4  Successors and Assigns .................................   34
             11.5  No Waiver ..............................................   34
             11.6  Subordination of Note Guarantees .......................   34
             11.7  Modification ...........................................   34
             11.8  Execution of Amendments for Future Guarantors ..........   34
             11.9  Notation Not Required ..................................   35

Article XII  Subordination of the Notes ...................................   35
             12.1  Agreement To Subordinate ...............................   35
             12.2  Liquidation, Dissolution or Bankruptcy .................   35
             12.3  Default on Guarantor Senior Indebtedness of the
                   Company ................................................   35
             12.4  When Distribution Must Be Paid Over ....................   36
             12.5  Subrogation ............................................   37
             12.6  Relative Rights ........................................   37
             12.7  Subordination May Not Be Impaired by the Company .......   37
             12.8  Distribution or Notice to Representative ...............   37
             12.9  Article XII Not To Prevent Events of Default or Limit
                   Right To Accelerate ....................................   37
             12.10 Purchasers Entitled To Rely ............................   37

                                       ii

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                               Table of Contents
                                   (continued)
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
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             12.11  Reliance by Holders of Guarantor Senior Indebtedness
                    on Subordination Provisions ...........................   38

Article XIII Definitions ..................................................   38
             13.1   Definitions ...........................................   38
             13.2   [Intentionally Omitted] ...............................   73
             13.3   Rules of Construction .................................   73
             13.4   Headings ..............................................   73

Article XIV  Miscellaneous ................................................   74
             14.1   Amendments; Actions by Purchasers; Solicitation of
                    Purchasers ............................................   74
             14.2   Addresses for Notices, etc ............................   75
             14.3   No Waiver; Cumulative Remedies ........................   76
             14.4   Successors and Assigns; No Third-Party Beneficiaries ..   76
             14.5   Prior Agreements ......................................   77
             14.6   Severability ..........................................   77
             14.7   GOVERNING LAW .........................................   77
             14.8   Consent to Jurisdiction ...............................   77
             14.9   WAIVER OF JURY TRIAL ..................................   78
             14.10  [Intentionally Omitted] ...............................   78
             14.11  Service of Process ....................................   78
             14.12  Further Assurances ....................................   79
             14.13  Counterparts ..........................................   79

SCHEDULES

Schedule 2.1     Purchased Notes


EXHIBITS

Exhibit A        Form of Note
Exhibit B        Form of Assignment and Acceptance
Exhibit C        Form of Subsidiary Joinder

                        American Seafoods Holdings, L.P.
                               Market Place Tower
                                2025 First Avenue
                                   Suite 1200
                            Seattle, Washington 98121

                                                Dated as of [____________], 2004

To Each Purchaser Listed on
Schedule 2.1 Attached Hereto

Dear Purchasers:

       American Seafoods Holdings, L.P., a Delaware limited partnership (the "Company") hereby agrees with you as follows (capitalized terms used herein without definition shall have the respective meanings given in Section 14.1):

                                    Article I
                                  Authorization

       1.1 The Notes. The Company has authorized the issuance and sale to the Purchasers of its [__]% Unsecured Subordinated Notes due 2014 in the aggregate original principal amount of $[353,400,000] and any Additional Notes as provided for in Section 1.2. The [__]% Unsecured Subordinated Notes shall be substantially in the form set forth as Exhibit A attached hereto and are referred to individually as a "Note" and collectively as the "Notes," which terms shall also include any notes delivered in exchange or replacement therefor. The Notes will contain the same payment and interest terms as the Indenture Notes. The terms of the Notes shall constitute, and are hereby expressly made, a part of this Agreement.

       1.2 Additional Notes.

       (a) Subject to the Conditions set for in Section 8.13, the Company may issue additional Notes ("Additional Notes") from time to time (i) to the Issuer, upon the issuance of Additional Indenture Notes, such that, after giving effect to such issuance, the aggregate principal amount of the Indenture Notes then outstanding equals the aggregate principal amount of the Notes held by the Issuer; and (ii) to ASLP, in an aggregate principal amount of up to [$20,500,000,] upon the exercise of management options to acquire units in ASLP.

       (b) The obligations of the Purchasers to purchase and pay for the Additional Notes to be sold to each Purchaser on each Additional Closing Date is subject to the fulfillment to such Purchaser's satisfaction, prior to or on such Additional Closing Date, of the Conditions set forth in Article IV, as of such Additional Closing Date.

                                   Article II
                                Purchase and Sale

       2.1 Purchase and Sale of the Notes. Subject to and in reliance upon the terms and conditions of this Agreement, each Purchaser severally agrees to purchase from the Company, and the Company agrees to sell to each Purchaser, Notes in the principal amount set forth opposite such Purchaser's name on
Schedule 2.1 attached hereto.

                                   Article III
                                     Closing

       3.1 Closing. The closing of the purchase and sale of the Notes to you and the other Purchasers (the "Closing") shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, or at such other location as agreed by the Company and the Purchasers, upon satisfaction of the conditions described in Article IV, at 10:00 a.m. local time (a) on the date on which this Agreement is executed and delivered or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers (the "Initial Closing Date") and (b) at any Closing on a date to be agreed to by the Company and the Purchasers with respect to any Additional Notes (the "Additional Closing Date", and collectively with the Initial Closing Date, the "Closing Date"). At each Closing the Company will deliver to each Purchaser a single Note (or such greater number of Notes as the Purchasers may request), dated the Closing Date and registered in such Purchaser's name in the principal amount set forth opposite such Purchaser's name on Schedule 2.1 with respect to Notes issued on the date hereof and the amounts provided for in Section 1.2, or such other amounts as may be agreed to from time to time by the Company and the Purchasers, with respect to any Additional Notes, in consideration for delivery (A) with respect to Notes (i) by the Issuer to the Company of immediately available funds by wire transfer to an account designated in writing by the Company in the aggregate amount of the purchase price therefor set forth opposite the Issuer's name on Schedule 2.1, (ii) by ASLP to the Company of the Interests, in each case, on or prior to the Initial Closing Date and (B) with respect to Additional Notes the consideration provided for in Section 1.2 or any other consideration as may be agreed to from time to time by the Company and the Purchasers. If at any Closing the Company shall fail to tender any Notes or Additional Notes, as applicable, as provided in this Article III, or any of the conditions specified in Article IV shall not have been fulfilled, each Purchaser shall, at the election of such Purchaser, be relieved of all further obligations hereunder, without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.

                                   Article IV
                               Closing Conditions

       The obligation of each Purchaser to purchase the Notes at each Closing is subject at the time of the making of such purchase to the satisfaction of the following conditions, in each case to the satisfaction of such Purchaser:

       4.1 Note Purchase Agreement; Subordinated Note Documents. This Agreement and the other Subordinated Note Documents and the other documents required to be executed in connection with the Transactions shall have been duly executed by the parties hereto and thereto and delivered to the Note Parties and the Purchasers; and the Purchasers shall have received such documents, instruments and agreements as Purchasers shall reasonably request in connection with the Transactions.

       4.2 Representations and Warranties. The representations and warranties in any Subordinated Note Document, or otherwise made in writing by or on behalf of any Note Party in connection with the transactions contemplated by this Agreement, shall be true and correct when made and at the time of each Closing.

       4.3 Performance; No Default. Each Note Party shall have performed and complied with all agreements and conditions contained in the Subordinated Note Documents required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing no Default or Event of Default shall have occurred and be continuing.

       4.4 Purchase Permitted By Applicable Law, etc. On the date of the Closing your purchase of Notes will not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and not subject the Purchasers to any tax, penalty or liability under or pursuant to any applicable law or regulation. The Purchasers may request an Officer's Certificate certifying as to such matters of fact as they may reasonably specify to enable them to determine whether such purchase is so permitted.

                                    Article V
                         Representations and Warranties

       In order to induce the Purchasers to purchase the Notes, each Note Party makes the following representations, warranties, covenants and agreements, in each case as of the Closing Date:

       5.1 No Conflict. The consummation of the transactions contemplated hereby does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under the organizational documents of the Company or any Guarantor or any material contract to which the Company or such Guarantor is a party, except, in each case, if such violations, conflicts, breaches or defaults would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

       5.2 Organization, Powers, Capitalization and Good Standing.


       (a) Organization and Powers. Each Note Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified would not reasonably be expected to have, in the aggregate, a Material Adverse Effect. Each Note Party has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted (except where the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect), to enter into each Subordinated Note Document to which it is a party and to incur its Note Party Obligations.

       (b) Binding Obligation. This Agreement is, and each of the other Subordinated Note Documents when executed and delivered will be, the legally valid and binding obligation of each Note Party party thereto, each enforceable against each of such parties, as applicable, in accordance with its respective terms.

       5.3 Solvency. Each of the Note Parties and its Subsidiaries, considered as a whole, is Solvent.

       5.4 Use of Proceeds; Margin Regulations. No part of the proceeds of the sale of the Notes will be used for "buying" or "carrying" "margin stock" within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System.

       5.5 Investment Company Act; Public Utility Holding Company Act. None of the Note Parties, (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

                                   Article VI
                                   [Reserved]

                                   Article VII
                                 Terms of Notes

       7.1 Interest.

       7.1.1 Interest Rate; Payment. The Notes shall bear interest (based on a 360-day year of twelve 30-day months) on the unpaid principal amount thereof until due at (x) the rate of [__]% per annum, payable quarterly in arrears on the 15th day of each March, June, September and December, provided that if such day is not a Business Day such day shall be the next Business Day, or (y) such lower rate as then may be the maximum rate permitted by applicable law.

       7.1.2 Maximum Legal Rate of Interest. Nothing in this Agreement or in the Notes shall require the Company to pay interest at a rate in excess of the highest rate permitted by applicable law.

       7.2 Redemption; Repurchase.

       7.2.1 Redemption at Maturity.

       (a) The Notes shall be payable in full on [________], 2014 (the "Maturity Date"). On the Maturity Date or upon any earlier acceleration of the maturity of the Notes, the Company shall redeem the Notes by paying the principal amount of the Notes then outstanding together with all accrued and unpaid interest thereon. No redemption of less than all of the Notes shall affect the obligation of the Company to make the redemption required by this subsection.

       (b) The Company may extend the maturity of the Notes for up to two additional successive five-year terms, to [__________], 2019 and [___________], 2024, respectively, if the Total Leverage Ratio of the Company for the most recent twelve-month period ended on the last day of any fiscal quarter at least 45 days prior to the end of the then-current term, is equal to or greater than
5.00 to 1.00, and provided that as of the scheduled maturity date:

       (A) no Event of Default has occurred and is continuing with respect to the Notes;

       (B) no event of default has occurred and is continuing with respect to any Indebtedness of the Company or a Significant Subsidiary; and

       (C) there is no interest due but unpaid on the Notes or any Indebtedness of the Company, other than Indebtedness that is not Indebtedness for borrowed money up to an aggregate amount of $1,000,000.

       (c) The Company shall extend the maturity of the Notes upon the extension of the maturity of the Indenture Notes pursuant to
             Section 2.15 of the Indenture.

       (d) If the Company determines to extend the maturity of the Notes, the Company shall mail a notice of such extension, which notice shall include the new maturity date, to each Purchaser at such Purchaser's registered address, at least 30 and not more than 60 days prior to the scheduled maturity date so extended.

       (e) The Purchasers shall be deemed to have consented on the Issue Date to each future extension of the maturity of the Notes by accepting its beneficial ownership interest in the Notes.


       7.2.2 Optional Redemption. The Company shall have the right at anytime and from time to time, upon 30 days' prior written notice sent to each Purchaser, to redeem the Notes, in whole or in part, in an amount specified in such notice, by payment of the principal amount of the Notes (or portion thereof) to be redeemed, without premium and any accrued but unpaid interest thereon up to and including the Redemption Date.

       7.3   Payments.

       (a) Payments of principal and interest on the Notes shall be made directly by wire transfer to an account designated in writing by each Purchaser. Any payment to be made to the Purchasers hereunder shall be deemed to have been made on the Business Day that such payment actually becomes available at such Purchaser's bank prior to the close of business of such bank. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

       (b) The Company shall make all payments of principal and interest on the Notes pro rata on all the Notes at the time outstanding.

       (c) Notwithstanding anything to the contrary contained herein, the Issuer agrees that any payment of principal of the Indenture Notes by the Company or any Guarantor under its respective Indenture Guarantee shall, for the purposes of this Agreement and the Notes, be deemed to be a payment made by the Company to the Issuer with respect to the principal amount of the Notes then held by the Issuer.

       7.4 Transfer and Exchange of Notes. The Company shall keep a register which shall provide for the registration of the Notes and the registration of transfers of Notes (the "Note Register"). The principal amount of and stated rate of interest on the Notes, the names and addresses of the Purchasers holding the Notes, the transfer of the Notes, and the names and addresses of the transferees of the Notes shall be registered in the Note Register. No Note may be transferred unless such transfer is recorded in the Note Register. The Purchaser holding any Note or Notes may, prior to maturity or prepayment thereof, surrender such Note or Notes at the principal office of the Company for transfer or exchange. Any Purchaser desiring to transfer or exchange any Note shall first notify the Company in writing at least three Business Days in advance of such transfer or exchange. Within a reasonable time after such notice to the Company from a Purchaser of its intention to make such transfer or exchange and without expense (other than transfer taxes, if any) to such Purchaser, the Company shall:

             (i) if requested by such Purchaser, acknowledge such transfer or exchange by executing an Assignment and Acceptance in substantially the form of Exhibit A hereto;

             (ii) record such transfer or exchange in the Note Register, effective as of the date of such Assignment and Acceptance if so requested or otherwise as of the date of such transfer or exchange; and

             (iii) issue in exchange therefor another Note or Notes for the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Note or Notes so surrendered, and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note shall be made payable to such Person or Persons, or assigns, as the Purchaser holding such surrendered Note or Notes may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Company shall have no obligation hereunder or under any Note to any Person other than the Purchaser that is the registered holder of each such Note.

       7.5 Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, that if any Note held by a Purchaser that is an institutional investor is lost, stolen or destroyed, the affidavit of an authorized partner or officer of the Purchaser setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed Note, other than such Purchaser's written agreement to indemnify the Company.

                                  Article VIII
                                    Covenants

       8.1 Payment of Notes; Interest Deferral. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Agreement. Prior to [ ], 2009, the Company shall be permitted to defer interest payments on the Notes if and for so long as the Interest Coverage Ratio of the Company for the twelve-month period ended on the last day of any fiscal quarter for which internal financial statements are available, is less than the applicable Interest Deferral Threshold, unless a default in payment of interest or principal on the Notes has occurred and is continuing, or any other Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default (any such period of interest deferral, a "Mandatory Interest Deferral Period"). The interest payments shall be deferred under this provision from the time the Company provides the Purchasers with a calculation demonstrating that such deferral is permitted (provided, however, that such calculation shall be provided to the Purchasers not later than 45 days after the end of the applicable quarter) until such time as the Company provides the Purchasers with a calculation demonstrating that such deferral is no longer permitted (provided, however, that such calculation shall be provided to the Purchasers not later than 45 days after the end of the applicable quarter) or, if earlier, until such time as a default in payment of interest or principal on the Notes has occurred or any other Event of Default with respect to the Notes has occurred and is continuing and the maturity of the Notes has been accelerated as a result of the occurrence of such Event of Default. Interest payments on the Notes shall not be deferred under this provision for more than 8 quarters in the aggregate or beyond [ ], 2009.

       In addition, between [ ], 2009 and [ ], 2014, but not after [ , 2014, the Company may at its election defer interest on the Notes on not more than two occasions for not more than 3 quarters per occasion (the "Optional Interest Deferral Period") by notifying the Purchasers to the effect that, based upon a good-faith determination of the Company's Board of Directors, such deferral is reasonably necessary for bona fide cash management purposes, or to reduce the likelihood of or avoid a default on the Designated Senior Indebtedness; provided no such deferral may be commenced, and any ongoing deferral shall cease, if a default in payment of interest or principal on the Notes has occurred and is continuing, or any other Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default.

       Deferred interest on the Notes shall bear interest at a rate per annum of [ ]% until paid in full. Following the end of any interest deferral period, the Company shall resume quarterly payments of interest on the Notes, including interest on deferred interest. All interest on the Notes deferred at any time prior to [__________], 2009, together with interest accrued on such deferred interest during such period, shall be due and payable on [ ], 2009. The Company may prepay all or part of the deferred interest, at any time other than during an interest deferral period. All
interest deferred between   , 2009 and   , 2014, shall be due and payable on   ,
2014, provided that the Company may not defer interest on the second occasion unless all deferred interest has been repaid in full.

       8.2 Reports and Other Information. The Company shall provide to the Purchasers without cost, promptly upon request, (i) copies of annual reports on Form 10-K (or any successor or comparable form) of the Issuer or the Company
(ii) copies of reports on Form 10-Q (or any successor or comparable form) of the Issuer or the Company, (iii) copies of other reports on Form 8-K (or any successor or comparable form) of the Issuer or the Company, and (iv) any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, in each case, within 15 days after the time period the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

       8.3 Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness), which may, but shall not be required to, be Incurred under the Senior Credit Documents, or issue shares of Disqualified Stock or Preferred Stock if either (x) the Fixed Charge Coverage Ratio of the Company for the twelve-month period ended on any June 30, September 30 or December 31, or (y) the Adjusted Fixed Charge Coverage Ratio of the Company for the twelve-month period ended on any March 31, as applicable, in either case for the most recently ended period for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued, would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such period.

       The foregoing limitations shall not apply to:

       (a) the Incurrence by the Company and any Restricted Subsidiary of Indebtedness under the Senior Credit Documents and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), and, without limiting the foregoing, any refinancing or refunding indebtedness in respect thereof, up to an aggregate principal amount of $[330,000,000] outstanding at any one time (excluding Hedging Obligations);

       (b) the Incurrence by the Company and the Restricted Subsidiaries on the Issue Date of Indebtedness represented by the Notes, the Guarantees and the Indenture Notes and Indenture Guarantees, as applicable;

       (c) Indebtedness existing on the date of this Agreement (other than Indebtedness described in clauses (a) and (b));

       (d) Indebtedness (including capitalized Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries, which may, but shall not be required to, be Incurred under the Senior Credit Documents, to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (d) and all Refinancing Indebtedness (as defined below) Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (d), does not exceed the greater of 5% of Total Assets at the time of Incurrence or $20,000,000;

       (e) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation and personal injury claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or with respect to agreements to provide services, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

       (f) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of this Agreement, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

       (g) Indebtedness of the Company to a Restricted Subsidiary of the Company; provided that any such Indebtedness (other than Indebtedness held by a Guarantor) is subordinated in right of payment to the Notes and the Indenture Notes; provided, further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an Incurrence of such Indebtedness;

     (h) shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary of the Company or shares of Preferred Stock or Disqualified Stock of the Company issued to the Issuer or a Restricted Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock or Disqualified Stock (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an issuance of shares of Preferred Stock or Disqualified Stock;

     (i) Indebtedness of the Company to the Issuer or of a Restricted Subsidiary to the Company, the Issuer or another Restricted Subsidiary of the Company; provided that any such Indebtedness of a Restricted Subsidiary to the Company or the Issuer or of the Company to the Issuer is made pursuant to a written instrument; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

     (j) Hedging Obligations that are incurred in the ordinary course of business (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding, (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

     (k) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

     (l) Indebtedness or Disqualified Stock of the Company and any Restricted Subsidiary not otherwise permitted hereunder (which may, but shall not be required to, be Incurred under the Senior Credit Documents) in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (1), does not exceed the greater of 5% of Total Assets or $20,000,000 at any one time outstanding; provided, however, that Indebtedness of Foreign Subsidiaries, when aggregated with the principal amount of all other Indebtedness of Foreign Subsidiaries then outstanding and Incurred pursuant to this clause (l), shall not exceed $10,000,000 (or the equivalent thereof in any other currency) at any one time outstanding (it being understood that any Indebtedness Incurred under this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed to be Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Company could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l));

     (m) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer, Company or any of its Restricted Subsidiaries so long as such Indebtedness Incurred by the Company or such Restricted Subsidiary is otherwise permitted under the terms of this Agreement or if such Indebtedness of the Issuer is permitted to be incurred under the Indenture;

     (n) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (b), (c), (d),
(l), (n) and (o) of this paragraph, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

         (i) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

         (ii) has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

         (iii) to the extent such Refinancing Indebtedness refinances Pari Passu Indebtedness, the Indenture Guarantees or the obligations of the Company or the Restricted Subsidiaries under the Notes or the Note Guarantees, as applicable, ranks pari passu with the Notes and the Guarantees;

         (iv) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing; and

         (v) shall not include Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

     and provided further that subclauses (i) and (ii) of this clause (n) shall not apply to any refunding or refinancing of any Guarantor Senior Indebtedness;

     (o) Indebtedness or Disqualified Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of this Agreement; provided, however, that such Indebtedness or Disqualified Stock is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided, further, that any such Indebtedness and Disqualified Stock shall be included in the calculation of the Fixed Charge Coverage Ratio, or the Adjusted Fixed Charge Coverage Ratio, as applicable, of the Company; and provided, finally, that after giving effect to such acquisition and the Incurrence of such Indebtedness either
(i) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio set forth in the first sentence of this covenant or (ii) the Fixed Charge Coverage Ratio, or the Adjusted Fixed Charge Coverage Ratio, as applicable, of the Company would be greater than immediately prior to such acquisition;

     (p) Contribution Indebtedness;

     (q) the Incurrence of the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness by a Restricted Subsidiary;

     (r) Indebtedness arising by reason of a Lien created or permitted to exist in compliance with Section 8.8, other than Liens permitted pursuant to clauses
(v) or (x) of the definition of "Permitted Liens";

     (s) Indebtedness arising from honoring a check, draft or similar instrument drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

     (t) the Incurrence by the Company or its Restricted Subsidiaries of obligations in respect of performance, appeal and surety bonds, completion guarantees, insurance bonds and other similar bonds provided by the Company or such Restricted Subsidiary in the ordinary course of business;

     (u) Indebtedness incurred in connection with the issuance of Additional Indenture Notes, including Additional Notes and Guarantees, if any, not to exceed the amount set forth in Section 1.2(a)(i) provided that no Event of Default has occurred and is continuing at the time of such issuance;

     (v) Indebtedness in the form of Additional Notes and related Note Guarantees issued to ASLP upon exercise of management options to acquire units in ASLP in an aggregate principal amount not to exceed $[20,500,000] in an aggregate principal amount not to exceed $33,000,000;

     (w) Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the acquisition (including without limitation by way of a merger) of Capital Stock of any Person engaged in, or assets used or useful in, a Similar Business, provided that after giving effect to such acquisition and the Incurrence of such Indebtedness (i) no Default or Event of Default has occurred and is continuing, (ii) the Interest Coverage Ratio of the Company calculated for the most recently ended twelve-month period for which internal financial statements are available is higher than immediately prior to giving effect to such acquisition and the Incurrence of such Indebtedness, and (iii) the Total Leverage Ratio of the Company calculated as of the last day of the most recently ended fiscal quarter for which internal financial statements are available is lower than immediately prior to giving effect to such acquisition and the Incurrence of such Indebtedness; and

     (q) Seller Subordinated Debt. For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses
(a) through (q) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness shall be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Any other obligation of the obligor on such Indebtedness (or any other person who could have incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness. The amount of Indebtedness issued at a price less than the principal amount thereof shall be equal to the amount of liability in respect thereof determined in accordance with GAAP. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

     8.4 Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

         (i) voluntarily purchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment of scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value (x) of any Existing Notes or (y) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement); or

         (ii) make any Restricted Investment (all such payments and other actions set forth in this clause (ii) and clause (i) above being collectively referred to as "Restricted Payments"),

         unless, at the time of such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (b) immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of Section 8.3; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clause (2) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication:

             (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

             (ii) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by the Company since the Issue Date from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions and Disqualified Stock), excluding conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan of trust established by the Company or any of its Subsidiaries), plus

             (iii) 100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash since the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock), plus

             (iv) 100% of the aggregate amount received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received from (A) the sale or other - disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments, (B) the sale (other than to the Company or a Subsidiary) of the Capital Stock of an - Unrestricted Subsidiary or (C) a distribution or dividend from an Unrestricted Subsidiary, plus -

             (v) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Board of Directors) of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, plus

             (vi) the amount of all Specified Cash Contributions.

         The Fair Market Value of property other than Cash and Cash Equivalents covered by clauses (ii), (iii) and (iv) above shall be determined in good faith by the Company and (A) in the event of property with a Fair Market Value in excess of $2,500,000, shall be set forth in an Officers' Certificate or (B) in the event of property with a Fair Market Value in excess of $5,000,000, shall be set forth in a resolution approved by at least a majority of the Board of Directors.

         The foregoing provisions shall not prohibit:

                           (1) (a) the repurchase, retirement or other
                       acquisition of any Subordinated Indebtedness of the Issuer or the Company, or dividends or distribution to effect such transaction in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Issuer or the Company or contributions to the equity capital of the Issuer or the Company (other than any

                       Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer or the Company or to an employee stock ownership plan or any trust established by the Issuer, the Company or any of its Subsidiaries) (collectively, including any such contributions, "Refunding Capital Stock");

                           (2) Investments in Unrestricted Subsidiaries having
                       an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding, not to exceed $[2,500,000] (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                           (3) Investments that are made with Excluded
                       Contributions;

                           (4) Permitted Payments;

                           (5) the Transactions;

                           (6) the redemption or repurchase by the Company of
                       the Notes held by ASLP with the proceeds of issuance of Additional Indenture Notes and Common Stock completed substantially contemporaneously with such repurchase or redemption and in the same proportion as the ratio of such Additional Indenture Notes and Additional Common Stock, provided that such transactions may only be consummated in accordance with the ASLP Exchange and Registration Rights Agreement.

     provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (1), (2) and (4)above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided further, however, that for purposes of determining the aggregate amount expended for Restricted Payments in accordance with clause
(c) of the immediately preceding paragraph, only the amounts expended under clause (2) above shall be included.

     Notwithstanding the foregoing, Restricted Payments described in clause (i) of the first paragraph of this covenant and the Restricted Payments described in clause (1) above shall be prohibited, during any interest deferral period or, after the end of any interest deferral period, so long as any deferred interest and any accrued interest thereon has not been paid in full.

     The Company shall not permit any Restricted Subsidiary to become an Unrestricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation shall only be permitted if a Restricted Payment in such amount would be permitted at such time (whether pursuant to the first paragraph of this covenant or under clause (2)) and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     8.5 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

     (a) (i) pay dividends or make any other distributions to the Issuer, the Company or any of its Restricted Subsidiaries (x) on its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Issuer, the Company or any of its Restricted Subsidiaries;

     (b) make loans or advances to the Issuer, the Company or any of its Restricted Subsidiaries; or

     (c) sell, lease or transfer any of its properties or assets to the Issuer, the Company or any of its Restricted Subsidiaries, except in each case for such encumbrances or restrictions existing under or by reason of:

                            (1) contractual encumbrances or restrictions in
                       effect on the Issue Date, including pursuant to the Senior Credit Documents;

                            (2) this Agreement, the Notes, the Indenture Notes
                       and the Guarantees;

                            (3) applicable law or any applicable rule,
                       regulation or order;

                            (4) any agreement or other instrument (x) relating
                       to Indebtedness of a Person acquired by the Issuer, the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or (y) with respect to any asset acquired, in existence at the time of the - acquisition and not incurred in connection with or in contemplation of such acquisition;

                            (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                            (6) Indebtedness otherwise permitted to be Incurred pursuant to Sections 8.3 and 8.8;

                            (7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                            (8)  customary provisions in agreements and
                       instruments, including, without limitation, joint venture agreements and other similar agreements entered into in the ordinary course of business;

                            (9) customary provisions contained in leases, agreements to provide services and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above;

                            (10) (x) purchase money obligations for property
                       acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) above; or (y) restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Issuer, the Company or any Restricted Subsidiary or any of their businesses; or

                            (11) any encumbrances or restrictions of the type
                       referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

     8.6 Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of and (y) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company, or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of: (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets; (ii) any notes or other obligations or other securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and (iii) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of 7.5% of Total Assets (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be Cash Equivalents for the purposes of this provision.

     8.7 Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $50,000, unless:

     (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

The foregoing provisions shall not apply to the following:

     (i) transactions between or among the Issuer, the Company and/or any of its Restricted Subsidiaries;

     (ii)   Permitted Investments and Restricted Payments permitted by Section
8.4 and the making of distributions permitted by the Company's partnership agreement;

     (iii) the payment of reasonable and customary fees and other compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

     (iv) payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the disinterested members of the Board of Directors of the Company or a Restricted Subsidiary, as applicable in good faith;

     (v) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Purchasers in any material respect) or any transaction contemplated thereby;

     (vi) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Purchasers in any material respect;

     (vii) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

     (viii) the Transactions; and

          (ix) the issuance of Capital Stock (other than Disqualified Stock) of the Company or Additional Indenture Notes, Additional Notes and related Guarantees or other Pari Passu Indebtedness evidenced by a different series of notes or shares of the Company's Capital Stock to any Permitted Holder.

     8.8  Liens.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Indebtedness of the Company or any of its Subsidiaries (such lien, the "Initial Lien") unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) the Indebtedness so secured or until such time as such Indebtedness is no longer secured by a Lien. Any such Lien thereby created in favor of the Notes shall be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien. The preceding sentence will not require the Company or any Restricted Subsidiary to secure the Notes if the Lien consists of a Permitted Lien.

     (b) No Guarantor shall, and the Company shall not permit any Guarantor to, directly or indirectly create, Incur or suffer to exist any Lien on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Indebtedness of such Guarantor (other than Guarantor Senior Indebtedness of such Guarantor) (such lien, the "Initial Lien") unless the Note Guarantee of such Guarantor is equally and ratably secured with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Note Guarantee) the Indebtedness so secured or until such time as such Indebtedness is no longer secured by a Lien. Any such Lien thereby created in favor of the Note Guarantees will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Guarantor in, or all or substantially all the assets of, any Guarantor creating such Initial Lien. The preceding sentence will not require any Guarantor to secure its Note Guarantee if the Lien consists of a Permitted Lien.

     8.9  [Intentionally left blank.]

     8.10 Further Instruments and Acts. Upon request of the Purchasers, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

     8.11 Future Guarantors. The Company shall cause each Restricted Subsidiary organized under the laws of the United States or any state or territory thereof that guarantees the Indenture Notes to execute a Subsidiary Joinder substantially in form of Exhibit C pursuant to which such Subsidiary shall guarantee the Guaranteed Obligations and become a Guarantor hereunder.

     8.12 Limitation on Layering. Neither the Company nor any Guarantor shall Incur any Indebtedness that is expressly subordinated in right of payment to any Guarantor Senior Indebtedness of the Company or such Guarantor, as applicable, unless such Indebtedness so Incurred ranks pari passu in right of payment with, or is subordinated in right of payment to Notes with respect to the Company or such Guarantor's Note Guarantee with respect to such Guarantor. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

     8.13 Subsequent Issuance.

     The Company may issue Additional Notes provided that (i) no Event of Default has occurred and is continuing at the time of such issuance, (ii) the Incurrence of Indebtedness evidenced by such Additional Notes is permitted pursuant to Sections 8.3 and 1.2.

     8.14 Merger, Consolidation or Sale of All or Substantially All Assets.

     (a) The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

         (i) the resulting, surviving or transferee Person (the "Successor Company") is a Person organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, or any territory thereof;

         (ii) the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under this Agreement and the Notes by executing and delivering to the Purchasers an amendment to this Agreement or other documents or instruments in form reasonably satisfactory to the Purchasers;

         (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

         (iv) immediately after giving effect to such transaction, as if such transaction had occurred at the beginning of the applicable period, either
     (A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the fixed charge coverage ratio test set forth in the first sentence of Section 8.3 or (B) the Fixed Charge Coverage Ratio, or the Adjusted Fixed Charge Coverage Ratio, as applicable, for the Successor Company and its Restricted Subsidiaries would be greater than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

         (v) each Guarantor, unless they are the other party to the transactions described above, shall have delivered an amendment to this Agreement or other document or instrument in form reasonably satisfactory to the Purchasers, confirming its Note Guarantee;

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the Notes, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Agreement, except that the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes. Clauses (iii) and (iv) of this Section 8.14(a) shall not apply to any transaction in which, (i) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its properties and assets to the Company or to another Restricted Subsidiary or (ii) the Company merges with or transfers all or part of its properties and assets to an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another State of the United States of America or changing its legal structure so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

     (b) Subject to Section 11.2(b) hereof governing the release of a Note Guarantee upon the sale or disposition of a Guarantor that is a Subsidiary of the Company, ASG will not, and the Company will not permit ASG to, consolidate or merge with or into or wind up into (whether or not ASG is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

         (i) the resulting, surviving or transferee Person (the "Successor Guarantor") is a Person organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, or any territory thereof;

         (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of ASG under this Agreement and ASG's Note Guarantee by executing and delivering to the Purchasers an amendment to this Agreement or other documents or instruments in form reasonably satisfactory to the Purchasers;

         (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

     The Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, ASG under this Agreement and such Guarantor's Note Guarantee, and thereafter the predecessor Guarantor shall be relieved of all obligations and covenants under this Indenture.

     Clauses (iii) and (v) of this Section 8.14(b) shall not apply to any transaction in which ASG merges with or transfers all or part of its properties and assets to an Affiliate incorporated for the purpose of reincorporating or reorganizing ASG in another state of the United States or changing its legal structure so long as the amount of Indebtedness of ASG is not increased thereby.

                                   Article IX
                                Events of Default

     9.1 Events of Default. An "Event of Default" occurs if:

     (a) The Company defaults in any payment of interest on any Note or interest on any deferred interest when the same becomes due and payable, and such default continues for a period of 30 days, provided that deferral of interest payments in accordance with Section 8.1 hereof shall not constitute a default;

     (b) the Company defaults in the payment of the principal on any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

     (c) the Company defaults in the payment of any deferred interest when the same becomes due and payable;

     (d) the Company fails to comply with Section 8.14 hereof;

     (e) the Company fails to comply with Section 8.3, 8.4, 8.5, 8.6, 8.7, 8.8,
8.12 or 8.13 and such failure continues for 30 days after the notice specified below;

     (f) the Company fails to comply with any of its agreements in the Notes or this Agreement (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

     (g) Indebtedness of the Company or any Significant Subsidiary (other than Indebtedness owing to the Issuer, the Company or a Restricted Subsidiary) is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness so unpaid or accelerated exceeds $12,500,000 or its foreign currency equivalent, and a period of 20 Business Days shall have elapsed following the acceleration of such indebtedness and such acceleration shall not have been waived or rescinded or the underlying debt shall not have been paid, acquired or retired within such 20 Business Day period (the "cross acceleration provision");

     (h) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

         (i)    commences a voluntary case;

         (ii) consents to the entry of an order for relief against it in an involuntary case;

         (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

         (iv)   makes a general assignment for the benefit of its creditors;

         (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (vi) is for relief against the Company or any Significant Subsidiary in an involuntary case;

         (vii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of the property of the Company or any Significant Subsidiary; or

         (viii) orders the winding up or liquidation of the Company or any Significant Subsidiary;
                                       26

         (ix) and the order or decree remains unstayed and in effect for 60 days;

     (i) the rendering of any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $12,500,000 or its foreign currency equivalent against the Company or a Significant Subsidiary, if such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision");

     (j) any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof or this Agreement) or any Guarantor that is a Significant Subsidiary denies or disaffirms in writing such Guarantor's obligations under this Agreement or its Note Guarantee (other than by reason of termination of this Agreement or such Note Guarantee or the release of such Note Guarantee in accordance with the terms of such Note Guarantee and this Agreement), and such Default continues for 10 days; or

     (k) an Event of Default under the Indenture has occurred and is continuing.

     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United State Code, or any similar Federal or state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (e) or (f) above is not an Event of Default until Purchasers of more than 50% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clause (e) or (f), as the case may be, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default". When a Default or Event of Default is cured, it ceases.

     The Company shall deliver to the Purchasers, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (h) or (i) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause
(e), (f) or (j), its status and what action the Company is taking or proposes to take with respect thereto.

                                   Article X
                        Acceleration; Remedies on Default

     10.1 Acceleration.

     (a) If an Event of Default (other than an Event of Default specified in Section 9.1(h) or (i)) occurs and is continuing, the Purchasers holding more than 50% in principal amount of the outstanding Notes by notice to the Company, may declare the principal and accrued but unpaid interest on all the Notes to be due and payable, subject to clause (b) of this Section 10.1. Subject to compliance with the provisions of Section 10.1(b), upon the effectiveness of such a declaration, such principal and interest shall be due and payable. If (i) an Event of Default specified in Section 9.1(h) or (i) occurs or (ii) if any other Event of Default shall have occurred and be continuing and the Indenture Notes are effectively accelerated, the principal and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Purchasers. The Purchasers holding more than 50% of the outstanding Notes by written notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto. For the avoidance of doubt, original issue discount portion of the principal of the Notes, if any, that is deemed to be unearned interest thereof, shall only be due and payable upon acceleration to the extent permitted by law.

     (b) Until the earlier of (a) the date on which no Designated Senior Indebtedness (including any guarantee of other Designated Senior Indebtedness)
of the Company or any Guarantor shall be outstanding and (b) [          ], 2009,
if an Event of Default (other than an Event of Default described in Section 9.1(h) or (i)) has occurred and is continuing, without in any way limiting the right of any Purchaser to exercise any other remedy such Purchaser may have (including the right to bring suit against the Company or any Guarantor for payment of any and all amounts of principal and interest due and payable), the principal of all the Notes may not be declared to be due and payable unless and until the earliest to occur of: (i) the Acceleration Forbearance Period has expired, (ii) the Designated Senior Indebtedness of the Company or any Guarantor shall be due and payable in full, or shall have been declared to be due in full, or there shall have been a demand for payment in full thereof, or any enforcement or collection action shall have been commenced with respect thereto,
(iii) holders of any Indebtedness of the Company or one or more of the Guarantors, in each case to the extent not constituting Guarantor Senior Indebtedness or Seller Subordinated Debt, exceeding $10,000,000 in the aggregate principal amount, shall have commenced any enforcement or collection action with respect to such Indebtedness, (iv) an Event of Default described in Section 9.1(h) or (i) shall have occurred and (v) the acceleration of the Indenture Notes shall have become effective. For the avoidance of doubt, the provisions set forth in this sub-section shall not prevent the Purchasers from receiving payments on the Notes when due or exercising any other remedies under this Agreement while an Acceleration Forbearance Period is in effect.

     10.2 Other Remedies.

     If an Event of Default occurs and is continuing, the Purchasers may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     A delay or omission by the Purchasers in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     In addition to the foregoing, if an Event of Default shall have occurred and be continuing the Purchasers holding a majority in principal amount of the Outstanding Notes may exercise any one or more of the following remedies:

     (a) institute proceedings for the collection of all amounts then payable on the Notes or under this Agreement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, collect from the Company and any other obligor upon such Notes moneys adjudged due; and

     (b) exercise any other rights and remedies that may be available at law or in equity.

     10.3 Waiver of Past Defaults.

     (a) The holders of a majority in principal amount of the outstanding Notes may waive any existing Default or Event of Default and its consequences except
(i) a continuing Default or an Event of Default in the payment of the principal of or interest on a Note or (ii) any Default or Event of Default in respect of a provision that under Section 14.1 cannot be amended without the consent of each Purchaser affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any other obligor upon the Notes and the Purchasers shall be restored to their former positions and rights hereunder and under the Notes, respectively.

     (b) In the event of any Event of Default specified in Section 9.1(g), such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Purchasers, if within 20 days after such Event of Default arose (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) if the default that is the basis for such Event of Default has been cured.

     10.4 Rights of Purchasers to Receive Payment. Subject to Section 8.1 hereof, the right of any Purchaser to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Purchaser.

     10.5 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 10.5 does not apply to a Purchaser pursuant to Section
10.4 or a suit by Purchasers of more than 10% in principal amount of the Notes, or to any suit instituted by any Purchaser for the enforcement of the payment of the principal of or interest on any Note on or after the respective Stated Maturity or interest payment dates expressed in such Note.

     10.6 Waiver of Stay or Extension Law. Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   Article XI
                                    Guarantee

     11.1 Note Guarantee. Each Guarantor hereby jointly and severally, irrevocably, fully and unconditionally guarantees, on an unsecured and subordinated basis, as a primary obligor and not merely as a surety, to each Purchaser and its successors and assigns the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all monetary obligations of the Company under this Agreement and the Notes, whether for payment of principal of, or interest on, the Notes (including deferred interest), expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

     Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Purchaser to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Agreement, the Notes or any other agreement or otherwise; (b) any extension or renewal of the Notes or the Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Purchaser for the Guaranteed Obligations; (e) the failure of any Purchaser to exercise any right or remedy against any other Guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor, except as provided in Section 11.2(b).

     Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

     Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Purchaser to any security held for payment of the Guaranteed Obligations.

     Except as expressly set forth in Sections 11.2, 11.3 and 11.7, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

     Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Purchaser upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Purchaser has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Purchasers, forthwith pay, or cause to be paid, in cash, to the Purchasers an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations then due and owing, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Purchasers, including deferred interest then due and owing.

     Each Guarantor agrees (to the fullest extent permitted by law) that it shall not be entitled to any right of subrogation in relation to the Purchasers in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article XII. Each Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Purchasers, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article X for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article X, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.1.

     Each Guarantor that makes a payment or distribution under its Note Guarantee shall have the right to seek contribution from the Company or any non-paying Guarantor that has also Guaranteed the relevant Guaranteed Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

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

     Each Note Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that its Note Guarantee is knowingly made in contemplation of such benefits.

     Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Purchasers in enforcing any rights under this Section 11.1.

     Upon request of the Purchasers, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

     11.2 Limitation on Liability.

     (a) Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Senior Credit Facilities) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Agreement, can be hereby guaranteed without rendering such Guarantor insolvent or this Agreement or the Note Guarantee, as it relates to such Guarantor, voidable or unenforceable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     (b) A Note Guarantee as to any Guarantor that is a Subsidiary of the Company shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article XI upon
(i) any sale or disposition (by merger or otherwise) of such Guarantor or a Person which is the parent company of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company in compliance with this Agreement; or (ii) the proper designation by the Company of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or (iii) the merger or consolidation of a Guarantor with and into the Company, the Issuer or another Guarantor that is the surviving Person of such merger or consolidation; or (iv) upon payment in full of the aggregate principal amount of all Notes then outstanding and all other Guaranteed Obligations then due and owing.

     11.3 Reduction of Guaranteed Obligations. Any term or provision of this Agreement to the contrary notwithstanding, the aggregate principal amount of the Notes included in the Guaranteed Obligations held by the Issuer shall be permanently reduced by the amount of payments in respect of principal of the Indenture Notes collected under the Indenture Notes or the Indenture Guarantee (by the Trustee, the holders of the Indenture Notes or otherwise).

     11.4 Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Purchasers and, in the event of any transfer or assignment of rights by any Purchaser, the rights and privileges conferred upon that party in this Agreement and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Agreement.

     11.5 No Waiver. Neither a failure nor a delay on the part of the Purchasers in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Purchaser herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which it may have under this
Article XI at law, in equity, by statute or otherwise.

     11.6 Subordination of Note Guarantees. The Obligations of each Guarantor under its Note Guarantee pursuant to this Article XI shall be junior and subordinated to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to the prior payment in full of all Guarantor Senior Indebtedness of the Company as described in Article XII hereof. For the purposes of the foregoing sentence, the Purchasers shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Agreement, including Article XII hereof.

     11.7 Modification. Subject to Section 14.1, no modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the holders of the majority in principal amount of the Notes outstanding, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.]

     11.8 Execution of Amendments for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to Section 8.11 hereof shall execute a Subsidiary Joinder substantially in the form of Exhibit C pursuant to which such Subsidiary shall guarantee payment of the Notes and become a Guarantor under this Article XI and shall guarantee the Guaranteed Obligations.

     11.9 Notation Not Required. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge thereof.

                                   Article II
                           Subordination of the Notes

     12.1 Agreement To Subordinate. The Company agrees, and each Purchaser by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full of all existing and future Guarantor Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Guarantor Senior Indebtedness. The Notes shall in all respects rank pari passu in right of payment with all existing and future Pari Passu Indebtedness of the Company, and shall in all respects rank senior in right of payment to all existing and future Subordinated Obligations; and only Guarantor Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein.

     12.2 Liquidation, Dissolution or Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors, upon a total or partial liquidation or dissolution of the Company or reorganization of or similar proceeding relating to the Company or its property, the holders of Guarantor Senior Indebtedness of the Company shall be entitled to receive payment in full of such Guarantor Senior Indebtedness of the Company before the Purchasers are entitled to receive any payment and until the Guarantor Senior Indebtedness is paid in full, any payment or distribution to which a Purchaser would be entitled but for this Article XII shall be made to holders of such Guarantor Senior Indebtedness of the Company as their interests may appear. If a distribution is made to Purchasers that due to this Article XII should not have been made to them, such Purchasers are required to hold it in trust for the holders of Guarantor Senior Indebtedness of the Company and pay it over to them as their interests may appear (except that the Purchasers may receive and retain Permitted Junior Securities.

     12.3 Default on Guarantor Senior Indebtedness of the Company. The Company may not pay principal of, premium (if any) or interest on, the Notes and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) a default in the payment of the principal of, premium (if any) or interest on any Guarantor Senior Indebtedness of the Company occurs and is continuing beyond any applicable grace period, or (ii) any other default on Guarantor Senior Indebtedness of the Company occurs and the maturity of such Guarantor Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Guarantor Senior Indebtedness has been paid in full. However, the Company may pay its Notes without regard to the foregoing if the Company receives written notice approving such payment from the Representative of Designated Senior Indebtedness with respect to which either of the events in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by to the Company of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending on the earliest to occur of the following events: (a) 179 days shall have elapsed since such receipt of such Blockage Notice; provided, however, that in the event that there has been any Acceleration Forbearance Period in respect of the Notes in the immediately preceding 360-day period, such 179-day period will be automatically reduced by the cumulative duration of all Acceleration Forbearance Periods that occurred during such immediately preceding 360-day period, (b) such Payment Blockage Period is terminated by written notice to the Company from the Person or Persons who gave such Blockage Notice, (c) the repayment in full of such Designated Senior Indebtedness, or (d) the default giving rise to such Blockage Notice is no longer continuing. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 12.3 and in Section 12.2), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after such Payment Blockage Period, including any missed payments. In no event shall the total number of days during which any Payment Blockage Period is in effect extend beyond the 179 days from the date of receipt by the Purchasers of the relevant Blockage Notice, and in no event shall the total number of days during which any Payment Blockage Period or any Acceleration Forbearance Period is in effect exceed 179 days during any 360 consecutive day period. For purposes of this provision, no default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     12.4 When Distribution Must Be Paid Over. If a payment or distribution is made to Purchasers that because of this Article XII should not have been made to them, the Purchasers who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Guarantor Senior Indebtedness and pay it over to them as their respective interests may appear.

     12.5 Subrogation. After all Guarantor Senior Indebtedness of the Company is paid in full and until the Notes are paid in full in cash, the Purchasers shall be subrogated to the rights of holders of Guarantor Senior Indebtedness to receive distributions applicable to Guarantor Senior Indebtedness. A distribution made under this Article XII to holders of Guarantor Senior Indebtedness which otherwise would have been made to Purchasers is not, as between the Company and the Purchasers, a payment by the Company on the Notes.

     12.6 Relative Rights. This Article XII defines the relative rights of the Purchasers and holders of Guarantor Senior Indebtedness. Nothing in this Indenture shall:

     (a) impair, as between the Company and the Purchasers, the obligation of the Company which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations; or

     (b) prevent the any Purchaser from exercising its available remedies upon a Default, subject to the rights of holders of Guarantor Senior Indebtedness to receive distributions otherwise payable to the Purchasers.

     12.7 Subordination May Not Be Impaired by the Company. No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the obligations of the Company hereunder shall be impaired by any act or failure to act by the Company or by its failure to comply with this Agreement.

     12.8 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

     12.9 Article XII Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a Default. Nothing in this Article XII shall have any effect on the right of the Purchasers to accelerate the maturity of the Notes (other than with respect to an Acceleration Forbearance Period).

     12.10 Purchasers Entitled To Rely. Upon any payment or distribution pursuant to this Article XII, the Purchasers shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Purchasers or (iii) upon the Representatives for the holders of Guarantor Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
XII. In the event that the Purchasers determine, in good faith, that evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this
Article XII, the Purchasers may request such Person to furnish evidence to the reasonable satisfaction of the Purchasers as to the amount of Guarantor Senior Indebtedness the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Purchaser may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     12.11 Reliance by Holders of Guarantor Senior Indebtedness on Subordination Provisions. Each Purchaser, by accepting a Note, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Indebtedness, whether such Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Indebtedness and such holder of Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Indebtedness.

                                   Article III
                                   Definitions

     13.1 Definitions. The following terms shall have the following meanings:

     "Acceleration Forbearance Period" means the period commencing on the date when the Purchasers of more than 50% in principal amount of the Notes then outstanding provide the Company with a notice of acceleration and expiring on the earliest of the date on which (a) 90 days shall have elapsed following the commencement of such period, (b) the Designated Senior Indebtedness of the Company or any Guarantor shall be due and payable in full, or shall have been declared to be due in full, or there shall have been a demand for payment in full thereof, or any enforcement or collection action shall have been commenced with respect thereto, (c) holders of any Indebtedness of the Company or one or more of the Guarantors, in each case to the extent not constituting Guarantor Senior Indebtedness or Seller Subordinated Debt, exceeding $[10,000,000] in the aggregate principal amount, shall have commenced any enforcement or collection action with respect to such Indebtedness, (d) an Event of Default described in
Section 9.1(h) or (i) shall have occurred and (e) the acceleration of the Indenture Notes shall have become effective; provided, however, that in the event that there has been any prior Acceleration Forbearance Period in the immediately preceding twelve-month period, the duration of the Acceleration Forbearance Period shall be automatically reduced by the cumulative duration of all prior Acceleration Forbearance Periods that occurred during the preceding twelve-month period (it being understood that the Acceleration Forbearance Period may terminate immediately after commencing pursuant to this proviso).

     "Accounts" means all "accounts," as such term is defined in the UCC, now owned or hereafter acquired by any Note Party.

     "Acquired Indebtedness" means, with respect to any specified Person:

          (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person; and

          (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such Person, as applicable.

     "Additional Closing Date" has the meaning assigned to that term in Section 3.1.

     "Additional Indenture Notes" means notes issued pursuant to [Section 4.14] of the Indenture.

     "Additional Notes" has the meaning assigned to that term in Section 1.2.

     "Adjusted EBITDA" means for any period, the Consolidated Adjusted Net Income of Holdings and its Consolidated Subsidiaries for such period, plus:

          (i) an amount which, in the determination of Consolidated Adjusted Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) provisions for Federal, state, local and foreign income, value added and similar taxes (and, without duplication, tax distributions made in such period), (C) depreciation and amortization expense, (D) unrealized foreign exchange losses recognized in accordance with Statement of Financial Accounting Standards No. 133, (E) non-cash deductions in respect of minority interests, and other non-cash charges, losses or expenses, (F) losses from asset sales (other than sales of inventory in the ordinary course of business), and (G) any financial advisory fees, accounting fees, legal fees, and other similar advisory and consulting fees and related out-of-pocket costs and expenses of Holdings and its

     Consolidated Subsidiaries (1) incurred and deducted from net income as a result of the Transactions (to the extent that the foregoing amounts referred to in this clause (G)(1) do not exceed $______ in the aggregate) or (2) any permitted acquisition, whether or not consummated, in an aggregate amount not to exceed $2,000,000 per fiscal year with respect to this clause (G)(2), plus

          (ii) all cash payments received during such period on account of non-cash income or non-cash gains in a prior period, plus

          (iii) cash dividends and similar distributions received from any Subsidiary of Holdings that is not a Guarantor or from any Person that is not a Subsidiary of Holdings or is accounted for by the equity method of accounting during such period, minus

          (iv) all cash payments made during such period on account of non-cash charges expensed in a prior period, minus

          (v) without duplication, an amount which, in the determination of Consolidated Adjusted Net Income for such period, has been added for (A) unrealized foreign exchange gains recognized in accordance with Statement of Financial Accounting Standards No. 133, (B) any non-cash income or non-cash gains, and (C) gains from asset sales (other than sales of inventory in the ordinary course of business) all as determined in accordance with GAAP, all as determined on consolidated basis.

     "Adjusted Fixed Charge Coverage Ratio" means, with respect to any Person for any twelve-month period ended on March 31, the ratio of (1) Consolidated EBITDA of such Person for the fifteen-month period ended on March 31, multiplied by 4/5 to (2) the Fixed Charges of such Person for the twelve-month period ended on March 31. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (including, without limitation, Indebtedness under the Notes and Senior Credit Documents and the redemption of Indebtedness on the Issue Date) or issues or redeems Preferred Stock subsequent to the commencement of the fifteen- or twelve-month period, as applicable, for which the Consolidated EBITDA or Consolidated Interested Expense are being calculated for the purpose of determining the Adjusted Fixed Charge Coverage Ratio but prior to the event or to the end of such applicable period for which the Consolidated EBITDA or Consolidated Interest Expense are being calculated for the purpose of determining the Adjusted Fixed Charge Coverage Ratio (the "Calculation Date"), then the Consolidated EBITDA and the Consolidated Interest Expense shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable period.

     For purposes of making the computation of Consolidated EBITDA and Consolidated Interest Expense of a Person to determine the Adjusted Fixed Charge Coverage Ratio of such Person, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Company or any of its Restricted Subsidiaries during the fifteen- or twelve-month reference period, as applicable, or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom ) had occurred on the first day of the applicable period. If since the beginning of the fifteen- or twelve-month reference period, as applicable, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then for the purposes of computing the Adjusted Fixed Charge Coverage Ratio, the Consolidated EBITDA and the Consolidated Interest Expense shall be calculated giving pro forma effect thereto such fifteen- or twelve-month reference period, as applicable, as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable period.

     For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

     For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers' Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of Sections 8.6 and 8.7 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Issuer or of any security representing rights to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Affiliate Transaction" has the meaning assigned to that term in Section
8.7.

     "Agreement" means this Note Purchase Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed, from time to time.

     "Applicable Percentage" has the meaning assigned to that term in Section 7.2.2.

     "ASG" means American Seafoods Group LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.

     "ASLP" has the meaning assigned to that term in the first paragraph of this Agreement.

     "Asset Sale" means:

          (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition"); or

          (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than to the Issuer, the Company or another Restricted Subsidiary)(whether in a single transaction or a series of related transactions), in each case, other than directors' qualifying shares, or in the case of a foreign Restricted Subsidiary, to the extent required by applicable law, in each case other than:

     (a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business;

     (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 8.14 or any disposition that constitutes a Change of Control;

     (c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 8.4;

     (d) any disposition of assets with an aggregate Fair Market Value of less than $1,000,000;

     (e) any disposition of property or assets by a Restricted Subsidiary to the Issuer or the Company or by the Company or a Restricted Subsidiary to the Issuer or a Restricted Subsidiary;

     (f) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code for use in a Similar Business;

     (g) sales of assets received by the Company upon the foreclosure on a Lien or other settlement of obligations owing to the Company;

     (h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

     (i) sales of inventory, equipment, accounts receivable or other assets in the ordinary course of business consistent with past practices and sales of equipment upon termination of a contract with a client entered into in the ordinary course of business pursuant to the terms of such contract; and

     (j) the exchange of assets held by the Company or any Restricted Subsidiary of the Company (including without limitation by way of merger, consolidation or sale and leaseback transaction) for assets held by any Person or entity (including Equity Interests of such Person or entity), provided that (i) the assets received by the Company or such Restricted Subsidiary in any such exchange will immediately constitute a Permitted Investment in a Similar Business or will immediately constitute, be part of, or be used in a Similar Business which is conducted in a Restricted Subsidiary; (ii) any such assets are of a comparable fair market value to the assets exchanged as determined in good faith by the Board of Directors of the Company; and (iii) in the case of an exchange involving a vessel, the assets received by such Restricted Subsidiary must represent a vessel which shall be substantially similar in all material respects to the vessel exchanged, including with respect to fishing and processing capability and the ability under applicable regulatory requirements to fish.

     "Average Revolver Outstandings" means the respective amount specified below for each twelve-month period ended on each of the dates specified below:

          ----------------------------------------------------------------
                 Test Period Ending                     Amount
          ----------------------------------------------------------------
                    June 30, 2004
          ----------------------------------------------------------------
                  September 30, 2004
          ----------------------------------------------------------------
                   December 31, 2004
          ----------------------------------------------------------------
                    March 31, 2005
          ----------------------------------------------------------------

     "Blockage Notice" has the meaning assigned to that term in Section 12.3.

     "Board of Directors" means the Board of Directors of the Issuer or the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

     "Capital Stock" means:

          (i) in the case of a corporation, corporate stock, including, without limitation, corporate stock represented by IDSs and corporate stock outstanding upon the separation of IDSs into the securities represented thereby;

          (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet in accordance with GAAP.

     "Cash Equivalents" means:

          (i) U.S. dollars and foreign currency exchanged into U.S. dollars within 180 days;

          (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;

          (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500,000,000 and whose long-term debt is rated at least "A" or the equivalent thereof by Moody's or S&P;

          (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

          (v) commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least "A-2" or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition;

          (vi) investment funds investing at least 95% of their assets in securities of the types described in clauses (i) through (v) above;

          (vii) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P; and

          (viii) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A-2" or higher from Moody's.

     "Change of Control" means:

          (i) the sale, lease, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act);

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company or the Issuer (provided that this clause (ii) shall not apply with respect to the Company at any time that the Issuer owns 100% of the Equity Interests of the Company);

          (iii) the direct or indirect acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders of more than [45]% of the beneficial ownership (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the voting power of the voting stock of the Issuer, by way of purchase, merger or consolidation or otherwise;

          (iv) the merger or consolidation of the Issuer with or into another Person or the merger of another Person into the Issuer with the effect that immediately after such transaction the stockholders of the Issuer immediately prior to such transaction hold, directly or indirectly, less than [35]% of the beneficial ownership (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the total voting power of all securities generally entitled to vote in the election of directors, managers, or trustees of the Person surviving such merger or consolidation; or

          (v) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

     "Closing" has the meaning assigned to that term in Section 3.1.

     "Closing Date" has the meaning assigned to that term in Section 3.1.

     "Company" has the meaning assigned to that term in the first paragraph of this Agreement.

     "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) after taxes of Holdings and its Consolidated Subsidiaries from continuing operations for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of Consolidated Net Income, (i) the income (or loss) of any Person that is not a Subsidiary of Holdings, or that is a not a Guarantor, or that is accounted for by the equity method of accounting, [except in each case to the extent that any such income is actually received by Holdings or a Wholly-Owned Subsidiary of Holdings in the form of cash Dividends during such period], and (ii) the income of any Subsidiary of Holdings that would otherwise be included, to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries (including without limitation amortization of intangibles) for such period on a consolidated basis and otherwise determined in accordance with GAAP.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income for such period plus, to the extent deducted in calculating such Consolidated Net Income, Consolidated Interest Expense, provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, Consolidated Depreciation and Amortization Expense, minority interest in income or loss of consolidated entities, and all other non-cash charges or non-cash losses.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the total interest expense of such Person its Consolidated Subsidiaries, whether paid or accrued and whether or not capitalized, non-cash interest expense, the interest component of any deferred payment obligations, the interest component of all Capitalized Lease Obligations, and the implied interest component of Synthetic Lease Obligations to the extent included in calculating Consolidated Adjusted Net Income or Consolidated Net Income, as applicable (regardless of whether accounted for as an interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptances and net costs in respect of Hedging Obligations, to the extent actually paid during such period, but excluding (X) amortization of debt issuance costs and original issue discount, and (Y) to the extent they would otherwise be included in interest expense under GAAP, gains and losses arising from derivative financial instruments issued by Holdings or ASLP for the benefit of ASLP, employees of ASLP, or employees of Holdings and its consolidated subsidiaries, including rights under exchange warrants and other registration rights, options to acquire ownership interests or debt in ASLP or options to acquire IDSs, or commitments by Holdings to issue equity and debt to ASLP in the event that ASLP employees exercise their Series A or E options, all as determined on a consolidated basis; provided that for the purposes of calculating the Fixed Charge Coverage Ratio or the Adjusted Fixed Charge Coverage Ratio, Consolidated Interest Expense shall be calculated in respect of Holdings and its Restricted Subsidiaries, and provided further, that in respect of any period (or portion of a period) occurring prior to the Issue Date, Consolidated Interest Expense shall be calculated (i) excluding all interest in respect of the Existing Credit Agreement and the Existing Notes, and
(ii) including the pro forma effect of interest arising under the Intercompany Notes and the Indebtedness under the Senior Credit Facilities, as though each had been incurred on the first day of such period, as follows:

          (A) interest in respect of the Intercompany Notes and Senior Secured Notes shall be deemed to have accrued throughout such period at the rate specified in such notes as of the Issue Date, based on the full principal amount thereof outstanding on the Issue Date; and

          (B) interest in respect of term loans and revolving loans under the Credit Agreement shall be deemed to have accrued throughout such period at the per annum rate equal to the sum of (x) the three month eurodollar rate existing on the Issue Date, plus (y) 2.5%; based upon, (1) in the case of term loans, the aggregate principal amount of term loans outstanding on the Issue Date, and (2) in the case of revolving loans, the Average Revolver Outstandings for the applicable period.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

          (i)   any effect of extraordinary gains or losses shall be excluded;

          (ii) any increase in amortization or depreciation resulting from purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;

          (iii) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

          (iv) any effect of income or loss from discontinued operations and any effect of gains or losses on disposal of discontinued operations shall be excluded;

          (v) any effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors) shall be excluded;

          (vi) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

          (vii) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or in similar distributions have been legally waived; provided that (A) such Person's equity in the net income of any such Restricted Subsidiary shall be included in the Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period as a dividend, and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of such Person in such Restricted Subsidiary;

          (viii) any non-cash charge, together with any related provision for taxes on such charge, related to the write off of goodwill or intangibles as a result of impairment, including, without limitation, in each case, as required in accordance with GAAP;

          (ix)  any unrealized foreign exchange gains or losses;

          (x) any compensation charge arising solely from any grant of stock, stock options or other equity-based awards;

          (xi) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness; and

          (xii) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge, including without limitation (a) any charge or expense incurred for employee bonuses in connection with the Transactions, and (b) fees, expenses and charges associated with the Transactions or any acquisition, merger or consolidation after the Issue Date.

     Notwithstanding the foregoing, for the purpose of Section 8.4 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to Section 8.4(c)(iv) and Section 8.4(c)(v).

     "Consolidated Subsidiary" means, with respect to any Person at any date, a Subsidiary of such Person the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Issuer's Board of Directors who:

          (i) was a member of the Issuer's Board of Directors on the date of this Agreement or on the date which is two years prior to the date of determination; or

          (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of the Issuer's Board of Directors at the time of the nomination or election.

     "Contribution Indebtedness" means Indebtedness of the Company in an aggregate principal amount not greater than the amount of all Specified Cash Contributions, provided that such Contribution Indebtedness (i) has a Stated Maturity later than the Stated Maturity of the Notes, (ii) is Incurred substantially concurrently with such Specified Cash Contributions, and (iii) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the Incurrence date thereof.

     "Control" has the meaning specified in the definition of "Affiliate."

     "Credit Agreement" means the credit agreement dated as of [        ], 2004
as amended, restated, supplemented, waived, replaced, restructured, repaid, increased, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement among Holdings, ASG, the Subsidiaries of ASG named therein, the financial institutions named therein and Wells Fargo Bank, as Administrative Agent, or any Successor.

     "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default

     "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

     "Designated Preferred Stock" means Preferred Stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 8.4(c).

     "Designated Senior Indebtedness", with respect to the Company or any Guarantor, means:

          (i) any Indebtedness of the Company or such Guarantor under the Senior Credit Documents; and

          (ii) after payment in full of all obligations under either the Credit Agreement or the Note Purchase Agreement, any other Guarantor Senior Indebtedness permitted by this Agreement, the principal amount of which is $25,000,000 or more and that has been designated by the Company or such Guarantor as "Designated Senior Indebtedness."

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

          (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

          (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock; or

          (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the 91st day after the maturity date of the Notes;

provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such first anniversary shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

     "Dividend Suspension Threshold" means the following applicable Interest Coverage Ratio of the Company for the twelve-month period ended on the last day of any fiscal quarter:

          ---------------------------------------------------------------------
                        Period Ended On               Dividend Suspension
                                                           Threshold
          ---------------------------------------------------------------------
          Issue Date through June 29, 2005                1.75 to 1.00
          ---------------------------------------------------------------------
          June 30, 2005 and thereafter                    1.85 to 1.00
          ---------------------------------------------------------------------

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Default" has the meaning assigned to that term in Section 9.1

     "Excess Proceeds" has the meaning assigned to that term in Section 8.6.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Contributions" means the net cash proceeds received by the Company after the Issue Date from (i) contributions to its common equity capital and (ii) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by an Officer of the Company, the cash proceeds of which are excluded from the calculation set forth in Section 8.4(c), which designation can be subsequently altered so long as such proceeds have not been expended by the Company or its Restricted Subsidiaries.

     "Existing Credit Agreement" means the Amended and Restated Credit Agreement, dated as of April 18, 2002, among Holdings, ASG, American Seafoods Consolidated LLC, the lenders named therein, and Bank of America, N.A., as administrative agent and collateral agent, as amended, restated, or supplemented from time to time.

     "Existing Notes" means the 10 1/8% Senior Subordinated Notes due 2010 issued by ASG and the corporate co-issuer.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any twelve-month period ended on June 30, September 30 or December 31, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (including, without limitation, Indebtedness under this Indenture and the Senior Credit Documents and the redemption of Indebtedness on the Issue Date) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event or to the end of the period for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable twelve-month period.

     For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

     For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

         For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers' Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) Consolidated Interest Expense of such Person for such period and (ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries.

     "Foreign Ownership Rules" means all provisions of United States law regulating as to citizenship, the ownership, documentation, and operation of (i) any vessel documented under 46 U.S.C. Ch. 121 with a coastwise endorsement or
(ii) any vessel documented under 46 U.S.C. Ch. 121 with a fishery endorsement that is one hundred (100) feet or greater in registered length, including, but not limited to, the American Fisheries Act, the Shipping Act of 1916, as amended (46 U.S.C. ss. 801 et seq.), 46 U.S.C. Ch. 121, and 46 U.S.C. Ch. 313, as from time to time amended, and the regulations issued by the United States Coast Guard, MARAD, and the United States Secretary of Transportation pursuant thereto, as each may be amended from time to time.

     "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof.

     "GAAP" means accounting principles generally accepted in the United States, as set forth in the opinions and pronouncements of accounting standard setting bodies approved by a significant segment of the accounting profession, or such other regulatory body, as applicable, which are in effect from time to time. For the purposes of this Agreement, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

     "Guarantee" means any Note Guarantee and any Indenture Guarantee.

     "Guaranteed Obligations" has the meaning assigned to that term in Section 11.1.

     "Guarantor" means each Wholly Owned Domestic Subsidiary of the Company, and any other Person that Incurs a Note Guarantee; provided that upon the release or discharge of such Person from its Note Guarantee in accordance with the terms of this Agreement, such Person ceases to be a Guarantor.

     "Guarantor Senior Indebtedness" means the Indebtedness of the Company and any Guarantor under the Senior Credit Documents and all Hedging Obligations originally entered with the Lenders or their affiliates under the Credit Agreement and all other Indebtedness, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary of the Company whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes or the Note Guarantees, as applicable; provided, however, that Guarantor Senior Indebtedness shall not include, as applicable, (i) any obligation of any Guarantor to the Company or any other Subsidiary of the Company or any obligation of the Company to any Guarantor, (ii) any liability for Federal, state, local or other taxes owed or owing by the Company or any Guarantor, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of the Company or any Guarantor which is expressly subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, (v) any obligations with respect to any Capital Stock, and (vi) any Indebtedness Incurred in violation of this Agreement.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

     "IDSs" means the Issuer's Income Deposit Securities, whether issued on the Issue Date or as may be issued from time to time.

     "Initial Closing Date" has the meaning assigned to that term in Section
3.1.

     "Initial Lien" has the meaning assigned to that term in Section 8.8.

     "Incur" means issue, assume, enter into a guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such person at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed to be incurred at the time of original issuance of the Indebtedness at the issue price thereof.

     "Indebtedness" means, with respect to any Person (without duplication):

          (i) the principal of any indebtedness of such Person, whether or not contingent:

               (a) in respect of borrowed money;

               (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

               (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than one year after the date of placing the property in service or taking delivery and title thereto;

               (d) in respect of Capitalized Lease Obligations; or

               (e) representing any Hedging Obligations (the amount of any such Hedging Obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time), if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (ii) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

          (iii) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person;

provided further, that any obligation of the Company or any Restricted Subsidiary in respect of (i) minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or (ii) indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business shall be deemed not to constitute Indebtedness.

     "Indenture" means the Indenture, dated as of [__________], 2004 among the Issuer, as Issuer, the Guarantors from time to time party thereto, as Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee, providing for the issuance of the Indenture Notes.

     "Indenture Guarantee" means the guarantee by the Company, each other guarantor under the Indenture of the Issuer's obligations under the Indenture and the Indenture Notes.

     "Indenture Notes" means the [___]% Senior Secured Notes Due 2014, issued by the Issuer under the Indenture.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a similar business of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

     "Interest Coverage Ratio" means the ratio of Adjusted EBITDA to Consolidated Interest Expense for the twelve-month period ended on the last day of any fiscal quarter, provided that for the purposes of determining the Interest Coverage Ratio for any twelve-month period ended on March 31, Adjusted EBITDA shall be calculated for the most recent 15-month period ended on such date and multiplied by 4/5.

     "Interest Deferral Threshold" means the following applicable Interest Coverage Ratio of the Company for the twelve-month period ended on the last day of any fiscal quarter:

                                                          Interest Deferral
                    Period Ended On                           Threshold
                    ---------------                       -----------------
     Issue Date through June 29, 2005                        1.65 to 1.00
     June 30, 2005 through [______], 2009                    1.75 to 1.00

     "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

     "Interests" means [number] limited liability company interests of the Company, representing [___]% of the company and evidenced by certificate(s) No. [___], owned and delivered by ASLP to the Company at the Closing, as consideration for the Notes issued on the Closing Date in the name of ASLP in the aggregate principal amount set forth opposite ASLP's name on Schedule 2.1.

     "Investment Grade Securities" means:

          (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

          (ii) debt securities or debt instruments with a rating of BBB-- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

          (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration (including agreements providing for the adjustment of purchase price) of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

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     For purposes of the definition of "Unrestricted Subsidiary" and Section
8.4:

          (i) "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

          (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     ["IRS" means the Internal Revenue Service.]

     "Issue Date" means the first date on which the Notes or Additional Notes are issued under this Agreement.

     "Issuer" means American Seafoods Corporation, or any successor issuer of the Indenture Notes.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

     "Management Investors" means any current or future individuals who are or become members of management of the Issuer and Restricted Subsidiaries, including, without limitation, Bernt Bodal, Michael Hyde, Jeffrey Davis, Amy Wallace and Inge Andreassen, in their capacities as individual investors.

     "Mandatory Interest Deferral Period" has the meaning assigned to such term in Section 8.1.

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     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, industry or financial condition of the Company and the other Note Parties considered as a whole, (b) the Purchasers' rights and remedies under this Agreement and the other Subordinated Note Documents or (c) the legality, validity, binding effect, or enforceability against any Note Party of any Subordinated Note Document.

     "Maturity Date" has the meaning assigned to that term in Section 7.2.1.

     "Moody's" means Moody's Investors Service, Inc., or any successor rating agency.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other considerations received in any other noncash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof or distributions required to permit payment of taxes as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal and interest on Indebtedness required to be paid as a result of such transaction, all distributions or other payments made to minority interest holders or any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

     "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind

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(including any undertaking, agreement or instrument that would constitute
Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

       "Note Guarantee" means the guarantee by each Guarantor of the Company's obligations under this Agreement and on the Notes, executed pursuant to the provisions of this Agreement.

       "Note Parties" means the Company and each of its Note Guarantors, whether in existence on the Closing Date or thereafter organized.

       "Note Party Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Note Party to any Purchaser, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, in each case, arising under any Subordinated Note Documents. This term includes, without limitation all principal, premium, interest (including all deferred interest and interest that accrues after the commencement of any case or proceeding by or against any Note Party in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys' fees and any other sum chargeable to any Note Party under any Subordinated Note Documents.

       "Note Purchase Agreement" means the Note Purchase Agreement, dated [   ],
2004, relating to the senior secured notes of ASG, as amended, restated, supplemented, waived, replaced, restructured, repaid, increased, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement.

       "Note Register" has the meaning assigned to that term in Section 7.4.

       "Notes" has the meaning assigned to that term in Section 1.1.

       "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under

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

the documentation governing any Indebtedness; provided that Obligations with respect to the Notes and Indenture Notes shall not include fees or indemnifications in favor of any third parties other than the Purchasers, the Trustee and the holders of the Indenture Notes.

       "Optional Interest Deferral Period" has the meaning assigned to that term in Section 8.1.

       "Pari Passu Indebtedness" means with respect to the Company or any Guarantor, all Indebtedness of such Person other than Guarantor Senior Indebtedness and other than Indebtedness that is by its terms expressly subordinated in right of payment to any Guarantee of such Guarantor of the Notes, as applicable.

       "Payment Blockage Period" has the meaning assigned to that term in
Section 12.3.

       "Permitted Asset Swap" means any one or more transactions in which the Company or any Restricted Subsidiary exchanges assets for consideration consisting of (i) assets used or useful in a Similar Business and (ii) any cash or Cash Equivalents, provided that such cash or Cash Equivalents shall be considered Net Proceeds from an Asset Sale.

       "Permitted Holder" means Centre Partners Management LLC and any funds managed by Centre Partners Management LLC or its affiliates, the Management Investors, Coastal Villages Pollock LLC and Central Bering Sea Fishermans Association, and Related Parties of each of them.

       "Permitted Investments" means:

       (i) any Investment in the Company or any Restricted Subsidiary;

       (ii) any Investment in Cash Equivalents or Investment Grade Securities;

       (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

       (iv) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 8.6 or any other disposition of assets not constituting an Asset Sale;

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

       (v) any Investment existing on the Issue Date or made pursuant to legally binding written commitment existing on the Issue Date;

       (vi) loans and advances to directors, officers and employees not in excess of $1,000,000 outstanding at any one time in the aggregate;

       (vii) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

       (viii) Hedging Obligations permitted under Section 8.3(j);

       (ix) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (ix) that are at that time outstanding, not to exceed the greater of 5% of Total Assets or $25,000,000 at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

       (x) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business;

       (xi) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock);

       provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under Section 8.4(c);

       (xii) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 8.7 (except transactions described in clauses (ii), (iii), (v) and (vi) of such paragraph);

       (xiii) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

       (xiv) Guarantees issued in accordance with Section 8.3;

       (xv) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiary that are not Restricted Subsidiaries;

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

       (xvi) Investments consisting of prepaid expenses or performance or similar deposits to third parties purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

       (xvii) deposit accounts with respect to foreign currency received in the ordinary course of business or held by the Company or any Restricted Subsidiary in the ordinary course of business in connection with entering into or fulfilling Hedging Obligations, and deposits and cash collateral provided with respect to Hedging Obligations;

       (xviii) investments in the Notes or the Existing Notes; and

       (xix) pledges or deposits made in connection with Liens permitted under
Section 8.8.

       "Permitted Junior Securities" mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Guarantor Senior Indebtedness of the Company at least to the same extent that the Notes are subordinated to the payment of all Guarantor Senior Indebtedness of the Company on the Issue Date, so long as to the extent that any Guarantor Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (a) the holders of any such Guarantor Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Guarantor Senior Indebtedness and which have been determined by the relevant court to constitute satisfaction in full in cash of any Senior Indebtedness not paid in full in cash.

       "Permitted Liens" means, with respect to any Person:

              (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

              (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards

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

       against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

              (c) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

              (d) Liens in favor of issuers of performance and surety bonds or bid bonds or completion guarantees or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

              (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

              (f) Liens securing Indebtedness permitted to be incurred pursuant to Section 8.3(d);

              (g) Liens to secure Indebtedness permitted pursuant to Section 8.3(a);


              (h) Liens existing on, or provided for under written arrangements existing on, the Issue Date;

              (i) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

              (j) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

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

              (k) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer, the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 8.3;

              (l) Liens securing Hedging Obligations;

              (m) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances, issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

              (n) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

              (o) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

              (p) Liens in favor of the Company or any Restricted Subsidiary;

              (q) Liens on equipment of the Company granted in the ordinary course of business to the Company's client at which such equipment is located;

              (r) Liens encumbering deposits made in the ordinary course of business to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set-off;

              (s) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by this Indenture;

              (t) Liens to secure Indebtedness permitted by Section 8.3(l);

              (u) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

              (v) Liens securing commercial bank indebtedness;

              (w) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or

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

       other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

              (x) Liens on properties or assets (1) of the Company or any Guarantor securing Guarantor Senior Indebtedness, (2) of any Wholly Owned Subsidiary that is not a Guarantor securing Indebtedness of any Wholly Owned Subsidiary that is not a Guarantor or (3) of any Restricted Subsidiary that is not a Guarantor securing its Indebtedness;

              (y) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

              (z) Liens securing the Notes and the Indenture Notes; and

              (aa) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses
       (f), (g), (h), (i), (j), (k), (l) and (t); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i), (j), (k), (l) or (t) at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

       "Permitted Payment" means any payment to the Issuer and ASLP pursuant the
Expense Reimbursement Agreement, dated      , 2004, between the Issuer, ASLP and
Holdings.

       "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

       "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

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

       "Redemption Date" when used with respect to any Note to be redeemed or purchased means the date fixed for such redemption or purchase by or pursuant to this Agreement and the Notes.

       "Related Party" means:

       (1) with respect to any Permitted Holder other than an individual, any controlling stockholder, partner, member, or 80% (or more) owned Subsidiary;

       (2) with respect to any Permitted Holder other than an individual, any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1); or

       (3) with respect to any Permitted Holder that is an individual, (x) any immediate family member, heir, executor or legal representative of such individual or (y) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more individuals who are Management Investors or members of their immediate families.

       "Purchasers" means the holder or holders from time to time of the Notes.

       "Refunding Capital Stock" has the meaning assigned to that term in
Section 8.4.

       "Refinanced Indebtedness" has the meaning assigned to that term in
Section 8.3.

       "Representative" means the trustee, agent or representative (if any) for an issue of Guarantor Senior Indebtedness or Designated Senior Indebtedness, as the case may be.

       "Restricted Investment" means an Investment other than a Permitted Investment.

       "Restricted Payment" has the meaning assigned to that term in Section
8.4.

       "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

       "Retired Capital Stock" has the meaning assigned to that term in Section 8.4.

       "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company

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

or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

       "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor rating agency.

       "SEC" means the Securities and Exchange Commission or any successor thereto.

       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

       "Seller Subordinated Debt" means unsecured Indebtedness of ASG or any of its Wholly-Owned Subsidiaries that (i) constitutes Subordinated Obligations,
(ii) is evidenced by writings having no material covenants or events of default, other than failure to pay and bankruptcy events, (iii) has a maturity date no
earlier than        , 2009 and provides for no principal amortization prior to maturity, (iv) is incurred in favor of the seller as partial consideration for an acquisition undertaken by ASG or its Wholly-Owned Subsidiary, and (v) the aggregate principal amount of all such Indebtedness incurred after the Issue Date together does not exceed $22,500,000.

       "Senior Credit Documents" means the Credit Agreement, the Note Purchase Agreement, the notes issued pursuant thereto and the guarantees thereof, any agreements or instruments relating to the Hedging Obligations entered into with the Lenders under the Credit Agreement or their affiliates, and the collateral and other documents relating thereto.

       "Senior Credit Facility" means the debt facilities provided pursuant to the Senior Credit Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

       "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X under the Securities Act promulgated by the SEC.

       "Similar Business" means a business, the majority of whose revenues are derived from the harvesting and/or processing of seafood, or the activities of the Company and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

       "Specified Cash Contributions" means the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company which are designated as "Specified Cash Contributions" pursuant to an Officers' Certificate, which designation can be subsequently altered so long as such proceeds have not been applied by the Company or its Restricted Subsidiaries to permit a Restricted Payment.

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

       "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

       "Stockholder" means, with respect to any Person, any holder of Capital Stock of such Person.

       "Subordinated Note Documents" means this Agreement, the Notes and all other documents, agreements and certificates executed or delivered in connection therewith from time to time. Any reference in this Agreement or any other Subordinated Note Document to a Subordinated Note Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Subordinated Note Document as the same may be in effect at any and all times such reference becomes operative.

       "Subordinated Obligations" means any Indebtedness of any Guarantor in respect of Existing Notes, and any Indebtedness of the Company or any Guarantor (whether outstanding on the date of the applicable Indenture or thereafter Incurred) that is expressly subordinated in right of payment to the Notes or to the Note Guarantee of such Guarantor, as applicable, pursuant to a written agreement.

       "Subsidiary" means, with respect to any Person:

              (i) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

              (ii) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

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

     "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

     "Total Leverage Ratio" means, with respect to the Company on any date, the ratio of (1) Indebtedness of the Company as of such date (which shall include
(a) any outstanding deferred interest on the Intercompany Notes and (b) the average daily balance of Indebtedness under any revolving credit facility during the twelve-month period ended on the last day of the most recently ended fiscal quarter) to (2) either (x) the Adjusted EBITDA of the Company for the most recently ended twelve-month period ended on any June 30, September 30 or December 31, or (y) the Adjusted EBITDA of the Company for the most-recently ended fifteen-month period ended on any March 31, multiplied by 4/5, as applicable.

     "Transactions" means the transactions occurring in connection with the
consummation of the offering described in the prospectus, dated [    ], 2004, of
the Issuer, including without limitation repayment of existing indebtedness, distribution of proceeds and corporate restructuring contemplated thereby.

     "Trustee" means the trustee under the Indenture.

     "UCC" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein or in any Subordinated Note Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

     "United States" and "U.S." shall each mean the United States of America.

     "Unrestricted Subsidiary" means:

          (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (ii) any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; provided further, however, that either (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 8.4.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) (1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
Section 4.3 or (2) the Fixed Charge Coverage Ratio, or the Adjusted Fixed Charge Coverage Ratio, as applicable, for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and (y) no Default shall have occurred and be continuing.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the Company's option.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Voluntary Redemption" has the meaning assigned to that term in Section 7.2.2.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (ii) the sum of all such payments.

     "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned

     13.2  [Intentionally Omitted].

     13.3 Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (A) the terms defined in this Agreement have the meanings assigned to them in this Agreement;

     (B)   "or" is not exclusive;

     (C) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (D) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

     (E) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

     (F) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

     (G) words in the singular include the plural, and words in the plural include the singular;

     (H) any reference to a Section or Article refers to such Section or Article of this Agreement; and

     (I) any reference to any agreement, contract, certificate or other instrument shall include, without limitation, all exhibits, schedules and annexes thereto, whether or not specifically referenced herein.

     13.4 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                                  Article XIV
                                  Miscellaneous

     14.1 Amendments; Actions by Purchasers; Solicitation of Purchasers.

     (a) Subject to Section 14.1(b), and (e), and subject to the provisions in the Indenture limiting the Issuer's ability to grant consents or waivers hereunder, no amendment, alteration, modification or waiver (including waivers of Default or Events of Default) of any term or provision of this Agreement, the Notes or the other Subordinated Note Documents, nor consent to any departure by any Note Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchasers holding the majority of principal amount of the outstanding Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; any waiver or consent may be given subject to satisfaction of conditions stated therein. Written notice of any waiver or consent effected under this subsection shall be promptly delivered by the Company to any Purchasers that did not execute the same.

     (b) Subject to Sections 8.1 and 7.2.1, without the consent of each Purchaser affected, an amendment or waiver may not: (i) reduce the amount of Notes whose Purchasers must consent to an amendment; (ii) reduce the rate of or extend the time for payment of interest on any Note; (iii) reduce the principal of or extend the Stated Maturity of any Note; (iv) change the time at which any Note may be redeemed in accordance with Section 7.2; (v) make any Note payable in money other than that stated in the Note; (vi) make any change to the subordination or ranking provisions of this Agreement or the related definitions that adversely affects the rights of any Purchaser; (vii) impair the right of any Purchaser to receive payment of principal, and interest on such Purchaser's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Purchaser's Notes; or
(viii) make any change in the amendment provisions which require each Purchaser's consent or in the waiver provisions.

     (c) The Company will provide each Purchaser (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true, correct and complete copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 14.1 to each Purchaser promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Requisite Holders.

     (d) Except as otherwise stated in paragraph (a) and (b) above and Article IX, wherever in this Agreement action is required or permitted to be taken by, or consent is required of, or a matter requires the satisfaction of, the Purchasers, such action may be taken by, and/or such consent may be obtained from, and/or such satisfaction may be expressed by, the holders of a majority of the principal amount of the Notes then outstanding.

     (e) An amendment under this Article XIV may not make any change that adversely affects the rights under Article XII of any holder of Guarantor Senior Indebtedness then outstanding (which Guarantor Senior Indebtedness has been previously designated in writing by the Company to the Purchasers and the Trustee for this purpose) unless the holders of such Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     14.2 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or facsimile transmission, or delivered to the applicable party at the addresses indicated below:

           If to Note Parties, to:

                American Seafoods Holdings, L.P.
                Market Place Tower
                2025 First Avenue, Suite 1200
                Seattle, Washington 98121
                Attention: Chief Financial Officer

           with a copy to:

                Debevoise & Plimpton LLP
                919 Third Avenue
                New York, New York 10022
                Attention: Jeffrey J. Rosen
                Fax: (212) 909-6836

           If to the Purchasers:

                American Seafoods, L.P.
                Market Place Tower
                2025 First Avenue, Suite 1200
                Seattle, Washington 98121
                Attention: Chief Financial Officer
                Fax: [_________]

                American Seafoods Corporation
                Market Place Tower
                2025 First Avenue, Suite 1200
                Seattle, Washington 98121
                Attention: Chief Financial Officer
                Fax: [_________]

           with a copy to:

                Debevoise & Plimpton LLP
                919 Third Avenue
                New York, New York 10022
                Attention: Jeffrey J. Rosen
                Fax: (212) 909-6000

           If to any other Purchaser:

                At such Purchaser's address for notice as set forth in the transfer records of the Company or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section (such designation, if made by a Purchaser holding Notes, to be recorded by the Company in the Note Register). All such notices, requests, demands and other communications shall be deemed to have been validly served, given or delivered the case of communications to the Purchasers in respect of any matter contemplated by (i) upon the earlier of actual receipt and three days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage paid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission and confirmed by telephone, (iii) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand delivered by messenger.

     14.3 No Waiver; Cumulative Remedies. No failure or delay on the part of any Purchaser, in exercising any right, power or remedy hereunder shall operate as a suspension or waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     14.4 Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company and each of the Purchasers and their respective successors and assigns and, in particular, shall inure to the benefit of and be enforceable by any Purchaser or Purchasers holding the

Notes from time to time, except that no Note Party shall have the right to assign its rights hereunder or any interest therein without the prior written consent of the Purchasers. Any such purported assignment without the prior written consent of the Purchasers shall be null and void ab initio. Except as expressly set forth herein, nothing in this Agreement shall confer any claim, right, interest or remedy on any third party or inure to the benefit of any third party.

     14.5 Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements, written or oral, concerning the subject matter hereof.

     14.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties hereto to the maximum extent possible. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14.7 GOVERNING LAW. THIS AGREEMENT AND (UNLESS OTHERWISE EXPRESSLY PROVIDED) ALL AMENDMENTS AND SUPPLEMENTS TO, AND ALL CONSENTS AND WAIVERS PURSUANT TO, THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THEY ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

     14.8    Consent to Jurisdiction.

     (a) Each Note Party irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the County of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any of the other Subordinated Note Documents. To the fullest extent it may effectively do so under applicable law, each Note Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) Each Note Party agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in paragraph (a) above brought in any court referred to therein shall, subject to such rights of appeal on issues other than jurisdiction as may be available to such Note Party, be conclusive and binding upon such Note Party and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such Note Party is or may be subject) by a suit upon such judgment.

     14.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SUBORDINATED NOTE DOCUMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR ANY OTHER SUBORDINATED NOTE DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.9.

     14.10 [Intentionally Omitted].

     14.11 Service of Process. Each Note Party consents to service of process in any suit, action or proceeding of the nature referred to in Section 12.8 by actual receipt of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such Note Party specified in or designated pursuant to Section 13.2. Each Note Party agrees that such service (i) shall be deemed in every respect effective service of process upon such Note Party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Note Party. Nothing in this Agreement shall affect the right of any Purchaser to serve process in any manner permitted by law, or limit any right that any Purchaser may have against any of the Note Parties to bring proceedings against the Note Parties in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     14.12 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers, each Note Party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Subordinated Note Documents.

     14.13 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

         [The remainder of this page has been left blank intentionally]

     IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.

COMPANY:                                        AMERICAN SEAFOODS HOLDINGS, L.P.



                                                By: ___________________________
                                                    Name:
                                                    Title:

PURCHASERS:                                     AMERICAN SEAFOODS, L.P.



                                                By: ___________________________
                                                    Name:
                                                    Title:

                                                AMERICAN SEAFOODS CORPORATION



                                                By: ___________________________
                                                    Name:
                                                    Title:


GUARANTORS:                                     AMERICAN SEAFOODS GROUP LLC


                                                By: ___________________________
                                                    Name:
                                                    Title:

                                        AMERICAN SEAFOODS
                                        INTERNATIONAL LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        NEW BEDFORD SEAFOODS LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        THE HADLEY GROUP LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        AMERICAN SEAFOODS PROCESSING
                                        LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        AMERICAN SEAFOODS COMPANY
                                        LLC


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        AMERICAN CHALLENGER LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        AMERICAN DYNASTY LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        AMERICAN TRIUMPH LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        OCEAN ROVER LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        NORTHERN EAGLE LLC


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        OCEAN HAWK LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        NORTHERN JAEGER LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        KATIE ANN LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        SOUTHERN PRIDE CATFISH LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        SOUTHERN PRIDE CATFISH TRUCKING, INC.


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        PACIFIC LONGLINE COMPANY LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        LILLI ANN, LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        NORTH CAPE FISHERIES, LLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        DEEP PACIFIC, LLC


                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                    SCHEDULE 2.1

                                   Purchasers

Purchaser                                                     Principal Amount

American Seafoods, L.P.                                          [105,900,000]

American Seafoods Corporation                                    [247,400,000]

                                                                       EXHIBIT A

                                  Form of Note

                                    [TO COME]

                                                                       EXHIBIT B

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                                                             _____________, 200_

         Reference is made to the Note Purchase Agreement, dated as of [_________], 2004, by and among American Seafoods, L.P., a Delaware limited partnership, American Seafoods Corporation, a Delaware corporation, American Seafoods Holdings, L.P., a Delaware limited partnership and the Guarantors from time to time party thereto (such agreement, as the same may be from time to time amended, modified or supplemented, the "Note Purchase Agreement"); capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.)

1. [Assignor] (the "Assignor") hereby sells and assigns, without recourse, to [Assignee] (the "Assignee"), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of ______________, 200_ (the "Assignment Date"), $[________] principal amount of Notes issued pursuant to the Note Purchase Agreement (the "Assigned Notes") and all of the Assignor's rights and obligations under the Note Purchase Agreement relating to the Assigned Notes.

2. This Assignment and Acceptance shall in all respects be governed by, and construed and enforced in accordance with, the laws of the state of New York, without giving effect to the conflict of laws rules thereof (other than section 5-1401 of the general obligations law of the state of New
     York).

         IN WITNESS WHEREOF, the undersigned has caused this Assignment and Acceptance to be duly executed and delivered by its officer thereunto duly authorized as of ____________, 20__.



[ASSIGNOR]                                   [ASSIGNEE]
as Assignor                                  as Assignee

By:__________________________                By: ____________________
   Name:                                     Name:
   Title:                                    Title:




Acknowledged and accepted by:

AMERICAN SEAFOODS HOLDINGS, L.P.


By:__________________________
   Name:
   Title:

                                                                       EXHIBIT C

                           FORM OF SUBSIDIARY JOINDER

                                                              [__________], 20__

         This Subsidiary Joinder (the "Joinder"), effective as of the date hereof, is delivered by [each of] the undersigned (each, a "Joining Subsidiary") pursuant to Sections 8.12 and 11.7 of the Note Purchase Agreement, dated as of [__________] ___, 2004, by and among American Seafoods, L.P., a Delaware limited partnership, American Seafoods Corporation, a Delaware corporation, American Seafoods Holdings, L.P., a Delaware limited partnership and the Guarantors from time to time party thereto (such agreement, as the same may be from time to time amended, modified or supplemented, the "Note Purchase Agreement"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.)

3. Each Joining Subsidiary acknowledges receipt of, and having read, a copy of the Note Purchase Agreement and the Indenture.

4. Each Joining Subsidiary hereby agrees that this Joinder may be attached to the Note Purchase Agreement.

5. Each Joining Subsidiary hereby represents that it is a [direct] [indirect] wholly owned Subsidiary of the Company.

6. For all purposes of the Note Purchase Agreement, each Joining Subsidiary, by executing and delivering this Joinder, hereby agrees to become a Guarantor under the Note Purchase Agreement in accordance with Sections 8.12 and
11.7 thereof and agrees to be bound by all of the terms of the Note Purchase Agreement applicable to a Guarantor.

         The address and facsimile number to which notices may be sent to the Joining Subsidiary is as follows:

         Address:

         Facsimile Number:

         Attention:

7. The Joining Subsidiary hereby waives acceptance by the Purchasers of the guaranty by the Joining Subsidiary under Article XI of the Note Purchase Agreement upon the execution of this Joinder by the Joining Subsidiary.

8. [This Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.]/1/

9. THIS JOINDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

         IN WITNESS WHEREOF, the Joining Subsidiary has caused this Joinder to be duly executed by its authorized officers, for the ratable benefit of the Purchasers, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                             [SUBSIDIARY]

                                             By:
                                             Name: _________________________
                                             Title: ________________________

________
/1/   Include if there are multiple Joining Subsidiaries.

                                       C-2